UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 13, 2018

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-11919 (Commission File Number)	84-1291044 (I.R.S. Employer Identification Number)

9197 S. Peoria Street, Englewood, CO (Address of principal executive offices)	80112-5833 (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2018 TTEC Holdings, Inc. (“TTEC”) Board of Directors announced the appointment of Mr. Steven Pollema, as Executive Vice President, TTEC Digital Technology.  In this role Mr. Pollema would report to Ken Tuchman, TTEC Chairman and CEO and would have full P&L responsibilities for TTEC Customer Technology Services business segment, known as CTS.  In connection with this appointment, the Board designated Mr. Pollema as an Executive Officer for the purpose of U.S. Securities & Exchange Commission’s filing requirements under Section 16(a) of the Exchange Act of 1934.

Mr. Pollema joined TTEC in 2011, as part of the eLoyalty acquisition and has been instrumental in running the TTEC technology business as part of CTS business segment.  Pollema has 30 years of experience in technology solutions and consulting, including large-scale system development, integration and maintenance. Prior to TTEC, he held various positions with MarchFirst and Accenture. He holds a B.S. in Finance and an MBA from the University of Iowa.

Mr. Pollema’s annual compensation arrangements, effective January 1, 2019, will be as follows:  base salary - $350,000; short term variable cash incentive bonus - up to $350,000; and equity incentive opportunity - up to $525,000 vesting over a period of years. Mr. Pollema’s actual incentives will depend on performance against TTEC company-wide, CTS specific, and individual goals, as set by TTEC’s chief executive officer and the Board.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc.
(Registrant)

Date: December 17, 2018	By:	/s/ Regina M. Paolillo
Regina M. Paolillo, Executive Vice President, Chief Administrative and Financial Officer